Exhibit 1.01
Baxter International Inc.
Conflict Minerals Report
For The Year Ended December 31, 2021

This Conflict Minerals Report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 (Rule 13p-1) under the Securities Exchange Act of 1934, as amended (the Exchange Act). Rule 13p-1 imposes certain reporting obligations on Securities and Exchange Commission (SEC) registrants whose manufactured products contain minerals specified in Rule 13p-1 which are necessary to the functionality or production of their products. These minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively 3TG) for the purposes of Rule 13p-1. These requirements apply to registrants whatever the geographic origin of the 3TGs and whether or not they fund armed conflict.

Certain products manufactured by Baxter International Inc. (Baxter) and its consolidated subsidiaries (collectively, the Company), including Hill-rom Holdings Inc., (Hillrom), which was acquired by Baxter in 2021, are comprised of materials and components that contain 3TG that are necessary to the functionality and/or production of such product (see “Product Description” below). Due to the depth of its supply chain, the Company is far removed from the sources of ore from which these metals are produced and the smelters and refiners that process those ores. Additionally, the amount of information available globally on the traceability and sourcing of these ores is extremely limited, which is a situation that is not unique to the Company. As a result, the efforts undertaken by the Company to identify the countries of origin of those ores reflect the Company’s respective position in the supply chain and the challenge presented to it by the limited availability of information. The Company has taken steps to identify the applicable smelters and refiners of the 3TG in its supply chain and their respective source, but in general, the Company believes that these smelters and refiners are best situated to identify the sources and countries of origin of these metals. The efforts described herein were undertaken on the products manufactured by the Company (as described below) during the year ended December 31, 2021.

Product Description

The Company, through its subsidiaries, provides a broad portfolio of essential healthcare products, including acute and chronic dialysis therapies; sterile intravenous solutions; infusion systems and devices; parenteral nutrition therapies; inhaled anesthetics; generic injectable pharmaceuticals; and surgical hemostat and sealant products; advanced surgical equipment; smart bed systems; patient monitoring and diagnostic technologies; and respiratory health devices.

For the year ended December 31, 2021, this Conflict Minerals Report covers products manufactured by the Company. The following Company products are subject to disclosure under Rule 13p-1: hemodialysis machines, monitors, infusion pumps, smart bed systems, patient monitoring and diagnostic technologies and respiratory heath devices. The table below provides examples of where 3TG may be present in the Company’s products:

Metal	Industry Applications	Applications in the Company
Tantalum Refined from Columbite-tantalite (coltan)	Capacitors, resistors	Tantalum Capacitors, Alloys
Tin Refined from Cassiterite	Chemical solutions, capacitors, electrodes, Tin alloys, dioxide, electroplating	Integrated Circuits, Pins, Resistors, Capacitors, PCBs, and Soldering
Tungsten Refined from Wolframite	Tungsten Carbide, Alloy, light bulb, heating elements, and Tungsten Inert Gas Welding	Electrodes, Welding
Gold	Electrical wiring, connectors, contact, and gold plating	Contacts, Pins, Connectors, Cable Harness, Wire Harness, gold plating

Reasonable Country of Origin Inquiry (RCOI)

Direct suppliers of materials reasonably believed to contain 3TG were asked to provide answers to the Responsible Minerals Initiative’s (RMI) Conflict Mineral Reporting Template (CMRT) reflecting the Company’s position in the supply chain as described above. The RMI CMRT is regarded as the preferred reporting tool for 3TG content and sourcing information worldwide.

The Company, in conjunction with its third-party vendor, reviewed the CMRTs received for completeness and consistency of answers. Suppliers were asked to provide corrections and clarifications where needed. As a result, the Company believes that its RCOI process was reasonably designed and performed in good faith.

In 2022, the Company surveyed 188 significant suppliers for legacy Baxter business and an additional 513 significant suppliers to the legacy Hillrom business, each as determined by the Company, of which 52% of legacy Baxter suppliers and 48% of legacy Hillrom suppliers responded. However, these responses reflect the supplier’s overall supply chain and do not specify whether the 3TG was used in materials supplied to the Company.

Due diligence

Design of due diligence

The Company’s overall Conflict Minerals Program is designed to conform to the five-step framework of the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the relevant supplements on 3TG, as applicable to the Company’s circumstances and position in the supply chain as a “downstream” company with no direct influence on smelters and refiners. The Company designed its due diligence measures to conform in all material respects with the due diligence framework relevant to 3TGs provided by the OECD.

The large majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a product supplied to us, or were otherwise unable to specify the smelters or refiners used for components supplied to us. We were therefore unable to determine whether the 3TG that these suppliers reported were contained in components or parts that the suppliers supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Due diligence performed

Establish strong company management systems

Conflict minerals policy

The Company’s position on 3TGs is publicly posted at https://www.baxter.com/policies-positions/conflict-minerals-policy-position-statement.

Internal team

In 2021, the internal Conflict Minerals Core Team (Core Team) consisted of representatives from the Company’s procurement, environmental compliance, and legal functions. The Core Team governs our conflict minerals compliance effort and is responsible for providing guidance and direction for the implementation of our Conflict Minerals Program.

We have also taken on other management systems that include the use of a third-party vendor. Through our vendor’s tool, we are able to collect and store supplier data and CMRTs, communicate with suppliers, and monitor risks in our supply chain. The use of these tools and services has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.

Control systems and grievance mechanism

Controls include a Code of Conduct (Code) that outlines expected behaviors for all employees, contractors, agents and third parties. This Code is publicly available on our website at https://www.baxter.com/our-story/our-governance/code-conduct. To this end, anyone can utilize our Ethics and Compliance Hotline as detailed in our Code to proactively report a violation of our Code or policies, including our Conflict Minerals Policy and related program efforts.

Maintain records

We have maintained company-wide document retention policies. These policies extend to the documentation accumulated in performing our due diligence procedures and provides for the maintenance of documentation for a period of 10 years.

Supplier engagement

With respect to the OECD objective to strengthen engagement with suppliers, we have utilized the CMRT version 6.1 or higher and a third-party vendor’s web-based reporting tool for collecting conflict minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements.

We have also communicated with suppliers potentially affected by our Conflict Minerals Policy and compliance efforts as identified through our RCOI process our expectation that they assist us in complying with our efforts related to our Conflict Minerals Program. This includes obtaining information to support chain of custody of the 3TG identified in our products. We have provided suppliers access to our Conflict Minerals Policy through our website or upon request.

We continue to emphasize supplier education and training. To accomplish this, we utilized our third-party vendor’s learning management system and provided all in-scope suppliers access to their conflict minerals training course. This training was tracked and evaluated based on completion. All suppliers were encouraged to complete all modules within this course.

Identify and assess risks in the supply chain

Due to the complexity of our products and the depth, breadth, and constant changes to our supply chain, it is difficult to identify sub-tier suppliers from our direct suppliers. We have relied on supplier responses to provide us with the information about the source of conflict minerals contained in the parts and components they supply to us.

Similarly, our direct suppliers also rely on information provided by their suppliers. This chain of information creates a level of uncertainty and risk related to the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to the recognized industry best practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. The basis of this understanding stems from smelter or refiner (SOR) information. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on three scoring criteria:
1.Geographic proximity to the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries);
2.Responsible Minerals Assurance Process (RMAP) audit status;
3.Known or plausible evidence of unethical or conflict sourcing.

We also calculate overall supplier risk based on the risk ratings of the smelters declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further identifying risk in the supply chain). Evaluating and tracking the strength of the program does meet the OECD Guidelines and can assist in making key risk mitigation decisions as the program progresses. The criteria (items A, E, G and H from the CMRT) used to evaluate the strength of the program are:

A. Have you established a conflict minerals sourcing policy?
E. Have you implemented due diligence measures for conflict-free sourcing?
G. Do you review due diligence information received from your suppliers against your company’s expectations?
H. Does your review process include corrective action management?

When suppliers meet or exceed the above criteria, they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.

As a member of the RMI (Member Company ID: 5456), we support engagement by the RMI with SOR(s) and the obtainment of information on country of mineral origin, transit and transportation routes used between mine and smelters/refiners. We also support the RMI’s Responsible Minerals Assurance Process (RMAP), which includes an assessment of whether SORs have carried out all five steps of due diligence for responsible supply chains of 3TG from the Covered Countries and contribute directly to the RMI’s RMAP, which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TG in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

Design and implement a strategy to respond to identified risks

We report our findings annually to the Core Team prior to the issuance of Form SD and this Conflict Minerals Report. We also report any significant due diligence findings to the Core Team as they arise. For example, if we find that we source 3TG that directly or indirectly finances or benefits armed groups in the Covered Countries, Baxter will assess the supplier relationship and encourage the supplier in question to establish an alternative source of 3TG that does not support such conflict. We have found no instance where it was necessary to implement risk mitigation efforts as a result of a supplier’s response to our information request.

Based on the smelter or refiner risk criteria noted above, for any facilities identified as being of highest concern to the supply chain as reported on a CMRT by any of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, submissions that include any of these high risk facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Baxter, and escalating up to removal of these high risk smelters from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain. Furthermore, suppliers are guided to our third-party vendor’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

As a member of the RMI, we exercised leverage over upstream suppliers as the RMI provides in-region components of risk assessment and mitigation. Additionally, through this membership, we support the RMI’s efforts to monitor whether SOR(s) demonstrate significant and measurable improvement within six months from the adoption of their risk management plans and, as noted above, we support the RMI’s independent third party audits of the SOR’s due diligence practices through the RMAP.

Carry-out independent third party audit of supply chain due diligence at identified points in the supply chain

We do not have a direct relationship with smelters and refiners and therefore do not perform or direct audits of these entities. However, as noted above, we support the independent third-party audits of the SOR’s due diligence practices through the RMI's Responsible Minerals Assurance Process.

Report on supply chain due diligence

This Conflict Minerals Report, which constitutes our annual report on our due diligence efforts, is available on our website at https://www.baxter.com/policies-positions/conflict-minerals-policy-position-statement.

Results of due diligence

Survey results

As described above, the Company actively surveys our supply chain and reviews the responses against criteria developed to determine whether further engagement is required. These criteria include: untimely responses, incomplete responses and inconsistencies within the data reported in the CMRT.

As of May 15th, 2022, we received responses from 52% of legacy Baxter surveyed suppliers and 48% of surveyed legacy Hillrom suppliers for the 2021 year.

Efforts to determine mine or location of origin

Given that we do not have relationships with the ultimate smelters and refiners from which the 3TG in our products is sourced, we have determined that requesting our suppliers to complete the RMI Template and supporting the RMI programs and initiatives represent our good faith effort to determine the mines or locations of origin of 3TG in our supply chain.

Smelters and refiners

Of the suppliers surveyed, many completed the RMI template at the company, business unit or entity level and are unable to represent that 3TG from the processing facilities they listed had actually been included in components that they supplied to us. The quality of the responses that we received from our surveyed suppliers continue to be varied. Many of the responses provided by supplier via the CMRT included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our third-party provider follows up on these, urging suppliers to resubmit the form and include smelter information. There are still suppliers that are unable to provide SORs used for the materials supplied to us.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 231 smelters that are deemed RMAP Conformant – this indicates these smelters or refiners are compliant with the Responsible Minerals Assurance Process assessment protocols. There are 18 more smelters or refiners that are deemed RMAP Active - smelters and refiners on the Active list have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification. The remaining 87 smelters listed have not yet been confirmed as Conflict-Free or are not part of RMAP. Hillrom data shows there is an indication of DRC sourcing for 52 out of 342 verified smelters/refiners. We have assessed these facilities and determined that most of these are of low risk due to their geographic location.

As detailed above, risk mitigation activities were initiated on the suppliers submitting high risk entries in their CMRT. These smelters or refiners, however, may not be present in the Baxter supply chain as these Baxter suppliers were only able to provide company-level CMRTs which do not directly link those smelters or refiners to the products they provide to Baxter.

Appendix A lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that our third-party has not been able to validate. Appendix B includes an aggregate list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI.

Steps to be taken

We are committed to complying with the provisions of Rule 13p-1 and Form SD and expect to continue our Conflict Minerals Program and related due diligence. Our next steps may include, but are not limited to the following:
•Engage with suppliers and direct them to training resources increasing the number of suppliers who utilize our third-party vendor’s learning management system, with a goal of increasing our response rate, improving the content of responses and enhancing our RCOI process and efforts to determine the processing facilities for and country of origin of our 3TG with the greatest specificity possible;
•Via our third-party vendor, increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program
•Via our third-party vendor, encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.

Forward-Looking Statements

This report includes forward-looking statements concerning the company’s conflict mineral policies and related activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, geopolitical crises, regulatory actions or otherwise); loss of key employees or inability to identify and recruit new employees; failures with respect to compliance programs; global, trade and tax policies; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Appendix A:

The following smelters and refiners were reported by our suppliers as being in their supply chains.

Metal	Smelter Name	Smelter Facility Location
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States Of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation

Tungsten	KGETS Co., Ltd.	Korea, Republic Of
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	GEM Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Alpha	United States Of America
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States Of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	PT Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	PT Sukses Inti Makmur	Indonesia
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Pongpipat Company Limited	Myanmar
Tin	Tin Technology & Refining	United States Of America
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	PT Masbro Alam Stania	Indonesia

Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States Of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States Of America
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Global Advanced Metals Aizu	Japan

Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China
Gold	Advanced Chemical Company	United States Of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan

Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States Of America
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of

Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic Of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States Of America
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium

Gold	Shirpur Gold Refinery Ltd.	India
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	SAAMP	France
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	AU Traders and Refiners	South Africa
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Bangalore Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States Of America
Gold	JALAN & Company	India
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Safimet S.p.A	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	NH Recytech Company	Korea, Republic Of
Gold	QG Refining, LLC	United States Of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	K.A. Rasmussen	Norway

Gold	Alexy Metals	United States Of America
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Sellem Industries Ltd.	Mauritania
Gold	MD Overseas	India
Gold	Metallix Refining Inc.	United States Of America
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	WEEEREFINING	France
Gold	Value Trading	Belgium
Gold	ABC Refinery Pty Ltd.	Australia

Hill-Rom list of smelters

Metal	Smelter Name	Smelter Facility Location
Tungsten	A.L.M.T. TUNGSTEN Corp.	Italy
Tungsten	ACL Metais Eireli	Japan
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Australia
Tungsten	Artek LLC	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Brazil
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	United States
Tungsten	China Molybdenum Co., Ltd.	Uganda
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Japan
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	United Arib Emirates
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	United States
Tungsten	Fujian Xinlu Tungsten	Germany
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	Uzbekistan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	United States
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Brazil
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Vietnam
Tungsten	Global Tungsten & Powders Corp.	Brazil
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Switzerland
Tungsten	H.C. Starck Tungsten GmbH	Russian Federation
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Japan
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Canada
Tungsten	Hydrometallurg, JSC	United States
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Vietnam
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Turkey
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	South Africa
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	India
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Germany
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	India

Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	Philippines
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Serbia
Tungsten	Kennametal Fallon	Denmark
Tungsten	Kennametal Huntsville	Colombia
Tungsten	KGETS CO., LTD.	Mexico
Tungsten	Lianyou Metals Co., Ltd.	Canada
Tungsten	LLC Vostok	Switzerland
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	India
Tungsten	Masan Tungsten Chemical LLC (MTC)	China
Tungsten	Moliren Ltd.	China
Tungsten	Niagara Refining LLC	China
Tungsten	NPP Tyazhmetprom LLC	China
Tungsten	OOO “Technolom” 1	Italy
Tungsten	OOO “Technolom” 2	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Japan
Tungsten	Unecha Refractory Metals Plant	China
Tungsten	Wolfram Bergbau und Hutten AG	Brazil
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Brazil
Tungsten	Xiamen Tungsten Co., Ltd.	Brazil
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Indonesia
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Denmark
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	United Arib Emirates
Tin	China Tin Group Co., Ltd.	Germany
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	China
Tin	CRM Synergies	Japan
Tin	CV Venus Inti Perkasa	Japan
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Korea
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Japan
Tin	EM Vinto	Japan
Tin	Estanho de Rondonia S.A.	Vietnam
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Bolivia
Tin	Fenix Metals	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	India
Tin	Gejiu Kai Meng Industry and Trade LLC	India
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	India
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	United Arab Emirates

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Brazil
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	United States
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	Brazil
Tin	Luna Smelter, Ltd.	Poland
Tin	Ma'anshan Weitai Tin Co., Ltd.	Zimbabwe
Tin	Magnu's Minerais Metais e Ligas Ltda.	China
Tin	Malaysia Smelting Corporation (MSC)	United Arab Emirates
Tin	Melt Metais e Ligas S.A.	China
Tin	Metallic Resources, Inc.	China
Tin	Metallo Belgium N.V.	China
Tin	Metallo Spain S.L.U.	China
Tin	Mineracao Taboca S.A.	China
Tin	Minsur	China
Tin	Modeltech Sdn Bhd	India
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	United States
Tin	Novosibirsk Processing Plant Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	China
Tin	O.M. Manufacturing Philippines, Inc.	China
Tin	Operaciones Metalurgicas S.A.	China
Tin	Pongpipat Company Limited	China
Tin	Precious Minerals and Smelting Limited	Japan
Tin	PT Aneka Tambang (Persero) Tbk	United States
Tin	PT Aries Kencana Sejahtera	United States
Tin	PT Artha Cipta Langgeng	Ghana
Tin	PT ATD Makmur Mandiri Jaya	China
Tin	PT Babel Inti Perkasa	China
Tin	PT Babel Surya Alam Lestari	China
Tin	PT Bangka Serumpun	China
Tin	PT Belitung Industri Sejahtera	China
Tin	PT Bukit Timah	China
Tin	PT Cipta Persada Mulia	China
Tin	PT Masbro Alam Stania	China
Tin	PT Menara Cipta Mulia	Germany
Tin	PT Mitra Stania Prima	United States
Tin	PT Mitra Sukses Globalindo	Denmark
Tin	PT Panca Mega Persada	China
Tin	PT Prima Timah Utama	Germany
Tin	PT Rajawali Rimba Perkasa	China
Tin	PT Refined Bangka Tin	China
Tin	PT Sariwiguna Binasentosa	Germany
Tin	PT Stanindo Inti Perkasa	China
Tin	PT Sukses Inti Makmur	China

Tin	PT Timah Nusantara	China
Tin	PT Timah Tbk Kundur	China
Tin	PT Timah Tbk Mentok	China
Tin	PT Tinindo Inter Nusa	Korea
Tin	PT Tirus Putra Mandiri	Russian Federation
Tin	PT Tommy Utama	China
Tin	Resind Industria e Comercio Ltda.	United Arab Emirates
Tin	Rui Da Hung	Japan
Tin	Soft Metais Ltda.	Turkey
Tin	Super Ligas	Italy
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	India
Tin	Thaisarco	Japan
Tin	Tin Technology & Refining	Japan
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	China
Tin	VQB Mineral and Trading Group JSC	China
Tin	White Solder Metalurgia e Mineracao Ltda.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tantalum	AMG Brasil	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	China
Tantalum	Exotech Inc.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	China
Tantalum	Global Advanced Metals Boyertown	China
Tantalum	Guangdong Jinding Gold Limited	Russian Federation
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	Russian Federation
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Russian Federation
Tantalum	H.C. Starck Hermsdorf GmbH	Japan
Tantalum	H.C. Starck Inc.	Norway
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	United Arab Emirates
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Kazakhstan
Tantalum	Jiangxi Tuohong New Raw Material	Kazakhstan
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Mexico
Tantalum	Jiujiang Tanbre Co., Ltd.	United States
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	United States
Tantalum	KEMET Blue Metals	United States
Tantalum	Metallurgical Products India Pvt., Ltd.	Korea
Tantalum	Mineracao Taboca S.A.	Poland
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Korea

Tantalum	NPM Silmet AS	India
Tantalum	QuantumClean	Kyrgyzstan
Tantalum	Resind Industria e Comercio Ltda.	Russian Federation
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	South Africa
Tantalum	Solikamsk Magnesium Works OAO	Taiwan
Tantalum	Taki Chemical Co., Ltd.	China
Tantalum	TANIOBIS Co., Ltd.	China
Tantalum	TANIOBIS GmbH	Russian Federation
Tantalum	TANIOBIS Japan Co., Ltd.	Andorra
Tantalum	Telex Metals	Korea
Tantalum	Ulba Metallurgical Plant JSC	Korea
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	Rwanda
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold	8853 S.p.A.	China
Gold	ABC Refinery Pty Ltd.	Brazil
Gold	Abington Reldan Metals, LLC	Malaysia
Gold	Advanced Chemical Company	China
Gold	African Gold Refinery	Brazil
Gold	Aida Chemical Industries Co., Ltd.	Vietnam
Gold	Al Etihad Gold Refinery DMCC	United States
Gold	Alexy Metals	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	India
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Brazil
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	South Africa
Gold	Argor-Heraeus S.A.	United States
Gold	Asahi Pretec Corp.	United States
Gold	Asahi Refining Canada Ltd.	Belgium
Gold	Asahi Refining USA Inc.	Spain
Gold	Asaka Riken Co., Ltd.	India
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	China
Gold	AU Traders and Refiners	Singapore
Gold	Augmont Enterprises Private Limited	China
Gold	Aurubis AG	Switzerland
Gold	Bangalore Refinery	United States
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Mexico
Gold	Boliden AB	Brazil
Gold	C. Hafner GmbH + Co. KG	Brazil
Gold	C.I Metales Procesados Industriales SAS	Peru
Gold	Caridad	Japan
Gold	CCR Refinery - Glencore Canada Corporation	Japan
Gold	Cendres + Metaux S.A.	Japan

Gold	CGR Metalloys Pvt Ltd.	Japan
Gold	Chimet S.p.A.	India
Gold	Chugai Mining	Myanmar
Gold	Daye Non-Ferrous Metals Mining Ltd.	Myanmar
Gold	Degussa Sonne / Mond Goldhandel GmbH	Russian Federation
Gold	Dijllah Gold Refinery FZC	New Zealand
Gold	DODUCO Contacts and Refining GmbH	Russian Federation
Gold	Dowa	Turkey
Gold	DSC (Do Sung Corporation)	Uzbekistan
Gold	Eco-System Recycling Co., Ltd. East Plant	Vietnam
Gold	Eco-System Recycling Co., Ltd. North Plant	Korea
Gold	Eco-System Recycling Co., Ltd. West Plant	United States
Gold	Emerald Jewel Industry India Limited (Unit 1)	Japan
Gold	Emerald Jewel Industry India Limited (Unit 2)	China
Gold	Emerald Jewel Industry India Limited (Unit 3)	Russian Federation
Gold	Emerald Jewel Industry India Limited (Unit 4)	Estonia
Gold	Emirates Gold DMCC	Russian Federation
Gold	Fidelity Printers and Refiners Ltd.	Thailand
Gold	Fujairah Gold FZC	Philippines
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	Austria
Gold	Geib Refining Corporation	Japan
Gold	Gold Coast Refinery	Russian Federation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	Russian Federation
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Russian Federation
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Russian Federation
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Bolivia
Gold	Heimerle + Meule GmbH	Switzerland
Gold	Heraeus Metals Hong Kong Ltd.	United States
Gold	Heraeus Precious Metals GmbH & Co. KG	China
Gold	Hunan Chenzhou Mining Co., Ltd.	Philippines
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Chile
Gold	HwaSeong CJ CO., LTD.	Myanmar
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	India
Gold	International Precious Metal Refiners	Russian Federation
Gold	Ishifuku Metal Industry Co., Ltd.	Indonesia
Gold	Istanbul Gold Refinery	Indonesia
Gold	Italpreziosi	Indonesia
Gold	JALAN & Company	Indonesia
Gold	Japan Mint	Indonesia
Gold	Jiangxi Copper Co., Ltd.	Indonesia
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Indonesia
Gold	JSC Uralelectromed	Indonesia

Gold	JX Nippon Mining & Metals Co., Ltd.	Indonesia
Gold	K.A. Rasmussen	Indonesia
Gold	Kaloti Precious Metals	Indonesia
Gold	Kazakhmys Smelting LLC	Indonesia
Gold	Kazzinc	Indonesia
Gold	Kennecott Utah Copper LLC	Indonesia
Gold	KGHM Polska Miedz Spolka Akcyjna	Indonesia
Gold	Kojima Chemicals Co., Ltd.	Indonesia
Gold	Korea Zinc Co., Ltd.	Indonesia
Gold	Kundan Care Products Ltd.	Indonesia
Gold	Kyrgyzaltyn JSC	Indonesia
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Indonesia
Gold	L'azurde Company For Jewelry	Indonesia
Gold	Lingbao Gold Co., Ltd.	Indonesia
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Indonesia
Gold	L'Orfebre S.A.	Indonesia
Gold	LS-NIKKO Copper Inc.	Indonesia
Gold	LT Metal Ltd.	Indonesia
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Indonesia
Gold	Marsam Metals	Switzerland
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	United States
Gold	MD Overseas	South Africa
Gold	Metal Concentrators SA (Pty) Ltd.	China
Gold	Metallix Refining Inc.	Netherlands
Gold	Metalor Technologies (Hong Kong) Ltd.	Brazil
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Brazil
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Canada
Gold	Metalor USA Refining Corporation	Taiwan
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	France
Gold	Mitsubishi Materials Corporation	United States
Gold	Mitsubishi Materials Corporation	Italy
Gold	Mitsui Mining and Smelting Co., Ltd.	Czechia
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Korea
Gold	Morris and Watson	Korea
Gold	Moscow Special Alloys Processing Plant	Colombia
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Germany
Gold	Navoi Mining and Metallurgical Combinat	Mauritania
Gold	NH Recytech Company	Spain
Gold	Nihon Material Co., Ltd.	China

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	China
Gold	Ohura Precious Metal Industry Co., Ltd.	China
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	China
Gold	OJSC Novosibirsk Refinery	India
Gold	PAMP S.A.	China
Gold	Pease & Curren	Taiwan
Gold	Penglai Penggang Gold Industry Co., Ltd.	Russian Federation
Gold	Planta Recuperadora de Metales SpA	Brazil
Gold	Prioksky Plant of Non-Ferrous Metals	Taiwan
Gold	PX Precinox S.A.	Russian Federation
Gold	QG Refining, LLC	India
Gold	Rand Refinery (Pty) Ltd.	Lithuania
Gold	Refinery of Seemine Gold Co., Ltd.	Sudan
Gold	REMONDIS PMR B.V.	Japan
Gold	Royal Canadian Mint	Korea
Gold	SAAMP	Taiwan
Gold	Sabin Metal Corp.	Brazil
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Japan
Gold	Sai Refinery	Japan
Gold	Samduck Precious Metals	Thailand
Gold	SAMWON METALS Corp.	Germany
Gold	Sancus ZFS (L’Orfebre, SA)	Japan
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Sellem Industries Ltd.	Germany
Gold	SEMPSA Joyeria Plateria S.A.	United States
Gold	Shandong Humon Smelting Co., Ltd.	Vietnam
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Thailand
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	United States
Gold	Shirpur Gold Refinery Ltd.	Japan
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Belgium
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Kazakhstan
Gold	Solar Applied Materials Technology Corp.	Korea
Gold	Sovereign Metals	Vietnam
Gold	State Research Institute Center for Physical Sciences and Technology	Kazakhstan
Gold	Sudan Gold Refinery	Thailand
Gold	Sumitomo Metal Mining Co., Ltd.	Belgium
Gold	SungEel HiMetal Co., Ltd.	Russian Federation

Gold	Super Dragon Technology Co., Ltd.	United States
Gold	T.C.A S.p.A	Switzerland
Gold	Tanaka Kikinzoku Kogyo K.K.	Belgium
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Vietnam
Gold	Tokuriki Honten Co., Ltd.	France
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Australian
Gold	Tony Goetz NV	Brazil
Gold	TOO Tau-Ken-Altyn	Germany
Gold	Torecom	Austria
Gold	Umicore Precious Metals Thailand	China
Gold	Umicore S.A. Business Unit Precious Metals Refining	China
Gold	United Precious Metal Refining, Inc.	China
Gold	Valcambi S.A.	China
Gold	Value Trading	Japan
Gold	WEEEREFINING	China
Gold	Western Australian Mint (T/a The Perth Mint)	Japan
Gold	WIELAND Edelmetalle GmbH	China
Gold	Yamakin Co., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Appendix B:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Baxter list of potential countries of origin:

Afghanistan, Aland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, DRC or an adjoining country, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, USA, Uzbekistan, Vietnam, Zambia, Zimbabwe

Hillrom list of potential countries of origin:

Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Czech Republic, Djibouti, DRC – Congo, Ecuador, Egypt, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Luxembourg, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, South Africa, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe